CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated November 3, 1997, which is incorporated by reference, in this Registration
Statement (Form N-1A 33-35604) of Dreyfus Pennsylvania Municipal Money
Market
Fund.


                                               ERNST & YOUNG LLP


New York, New York
January 26, 1998